Exhibit 10.27

AMENDMENT TO THE

PALL CORPORATION 2012 STOCK COMPENSATION PLAN

     WHEREAS, Pall Corporation (the “Corporation”) sponsors and maintains the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Plan”); and

     WHEREAS, the Board of Directors desires to amend the Plan to reflect certain changes; and

     WHEREAS, Section 18 of the Plan reserves to the Board the right to amend the Plan at any time,

     NOW, THEREFORE, the Plan is hereby amended, effective as of August 1, 2012, as follows:

     1. Effective for Annual Awards Units awarded after December 31, 2012, Shares represented by such Units shall be delivered to each Eligible Director immediately following the date of such Award except to the extent that an Eligible Director irrevocably elects in writing on or before December 31 of the year immediately preceding the date of such Award to defer the delivery of such Shares. If and to the extent deferred, delivery of such deferred Units shall be made, as irrevocably elected by the Eligible Director (i) at a date elected by the Eligible Director, (ii) immediately following the Eligible Director's separation from service as a member of the Board, or (iii) at the earlier of (i) or (ii). In addition, an Eligible Director may irrevocably elect to have such Shares delivered in a single delivery or in annual installments over such number of years as the Committee may permit. In the absence of such an election, the Shares shall be distributed in a single delivery. All deferral elections shall be made in accordance with such procedures as are prescribed by the Committee.

     2. Section 8(a)(i) of the Plan is amended by adding the following new sentence at the end thereof:

“Annual Awards Units shall be for services rendered by an Eligible Director for the calendar year in which such Award is made.”

     3. Each of the foregoing amendments shall be effective the date hereof. Except as amended herein, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation has executed this Amendment to the Pall Corporation 2012 Stock Compensation Plan as evidence of its adoption by the Corporation.

PALL CORPORATION

By:	/s/ Lawrence Kingsley

Title: Chief Executive Officer

Date: August 22, 2012

Witness:

/s/ Cherita Thomas